Exhibit 99.2

NEWS RELEASE

Duke Energy Corporation

P.O. Box 1009

Charlotte, NC 28201-1009

July 3, 2012

MEDIA CONTACTS:	ANALYSTS:
Tom Williams	Bill Currens	Bob Drennan
800-559-3853	704-382-1603	919-546-7474

Duke Energy, Progress Energy Complete Merger

Board of Directors Appoints Jim Rogers President and Chief Executive Officer of

Combined Company, Bill Johnson Resigns by Mutual Agreement

CHARLOTTE, NC – Duke Energy Corporation today confirmed the closing of its previously announced merger with Progress Energy Inc., effective July 2, 2012.

The new company will be known as Duke Energy and will remain headquartered in Charlotte, with substantial operations in Raleigh, N.C. Duke Energy will trade on the New York Stock Exchange under the symbol DUK.

In accordance with the terms of the merger agreement, Progress Energy Inc. has become a wholly owned direct subsidiary of Duke Energy, creating the country’s largest electric utility as measured by enterprise value, market capitalization, generation assets, customers and numerous other criteria.

Duke Energy also announced today the newly constituted board of directors has appointed Jim Rogers as president and chief executive officer of the combined company, effective immediately. Rogers will also maintain his responsibilities as chairman of the company’s board. Bill Johnson has resigned as president and chief executive officer of the combined company, by mutual agreement.

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“The new Duke Energy will be better able to serve our 7.1 million customers’ energy needs in a safe, reliable, affordable and increasingly clean manner,” said Rogers, chairman, president and chief executive officer of Duke Energy. “As a combined organization, we will work to deliver benefits to our customers, create value for our shareholders, and enhance the career opportunities of our employees.”

Rogers continued, “Over the last several months, team members from Duke Energy and Progress Energy worked diligently to ensure we hit the ground running today – day one. I’d also like to thank the regulatory and legal teams that were instrumental in getting us over the finish line.

“I look forward to working together with the executives from Progress and all employees of the combined company to ensure we are constantly striving to improve our levels of safety, operational excellence and customer satisfaction,” he added. “I am committed to the successful execution of our strategy and am pleased to move forward as one company.”

“Having served as CEO of Duke and its predecessor companies for more than 23 years, Jim Rogers is well-suited to lead the integration effort and to drive our combined businesses forward,” said Ann Maynard Gray, lead director of Duke Energy’s board of directors. “The board of directors looks forward to working with Jim and the rest of the executive team to enhance our position as a utility with financial strength and a greater ability to meet the needs of our customers.”

Ms. Gray continued, “Bill Johnson has been instrumental in helping us close the merger with Progress Energy, and we wish him well in his future endeavors.”

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2012 Earnings Guidance

On a standalone basis, Duke Energy had an adjusted diluted earnings per share (EPS) guidance range for 2012 of $1.40 to $1.45. Due to the effect of the 1-for-3 reverse stock split, which was completed in connection with this merger transaction, this guidance range is the equivalent of $4.20 to $4.35 per share. The combined company continues to target a 2012 adjusted diluted EPS guidance range of $4.20 to $4.35.

The new Duke Energy has approximately $49 billion in market capitalization, total assets of more than $100 billion, and 7.1 million electric customers in the Carolinas, Florida, Indiana, Kentucky and Ohio. The regulated utilities will comprise a higher proportion of Duke Energy’s post-merger business mix.

Duke Energy’s major commercial operations include Duke Energy International, which operates power plants in Central and South America; Duke Energy Renewables, which develops and owns wind and solar projects in the U.S.; and Duke Energy’s Midwest generation and Duke Energy Retail, which generate, market and sell electricity in the Midwest.

Under the terms of the merger agreement, each share of Progress Energy common stock has been converted into the right to receive 0.87083 shares of Duke Energy common stock (which reflects the impact of the 1-for-3 reverse stock split that occurred immediately prior to the closing of the merger).

The reverse stock split is designed to reduce the number of outstanding Duke Energy shares.

When the merger was announced on Jan. 10, 2011, the transaction value totaled $26 billion, including Progress Energy’s debt. Today, based on Duke Energy’s share price and including Progress Energy’s debt, the transaction is valued at about $32 billion.

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A fact sheet detailing the new Duke Energy can be found at http://www.duke-energy.com/pdfs/de-factsheet.pdf.

To view a video sampling of the company’s generation assets, go to:

http://www.youtube.com/playlist?list=PLFE0D525E3BD82E3C&feature=view_all

Conference Call and Webcast

Jim Rogers, Ann Maynard Gray and Lynn Good will discuss this announcement on a brief conference call today at 8:30 a.m. ET.

The call will be available by telephone and audio webcast.

Webcast Instructions: To gain access to the webcast, which will be listen-only, please go to the investor’s section of the Duke Energy website at http://www.duke-energy.com/investors/ and click on the audio webcast link. Please log on to the website at least 10 minutes prior to the call to register, download and install any necessary audio software. A replay of the webcast also will be available beginning at 11:30 a.m. ET today.

Teleconference Instructions: The telephone number for today’s teleconference is 866-610-1072 for U.S. callers or +1-973-935-2840 for international callers. Participants will be asked to provide their name and business affiliation. The conference access code is 97522658. A telephone replay will be available beginning at 11:30 a.m. ET today by dialing 800-585-8367 or +1-404-537-3406 for international callers, and entering conference access code 97522658.

About Duke Energy

Duke Energy is the largest electric power holding company in the United States with more than $100 billion in total assets. Its regulated utility operations serve

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approximately 7.1 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

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Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Duke Energy cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger involving Duke Energy and Progress Energy, including future financial and operating results, Duke Energy’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; and other factors discussed or referred to in the “Risk Factors” section of each of Progress Energy’s and Duke Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC). Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at http://www.sec.gov/. Each forward-looking statement speaks only as of the date of the particular statement and Duke Energy undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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